EXHIBIT 23(b)

[CONSENT OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-69766, 333-86423, 333-02651, 333- 59367 and 333-119249) and Forms S-3 (No. 333-45532, 333-115261, and 333-115645) of CanArgo Energy Corporation of our report dated March 24, 2003, except for Note 19 paragraph 10, as to which the date is April 9, 2004, relating to the financial statements for the year ended December 31, 2002, which appears in the Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
London, England

March 15, 2005